AMENDMENT NO. 2
                           TO THE AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN

                                (CLASS C SHARES)


      The Amended and Restated Master Distribution Plan (Class C Shares) (the "Plan"), dated as of August 18, 2003, pursuant to Rule 12b-1, is hereby amended, effective November 3, 2003, as follows:

Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                            THE AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                                (CLASS C SHARES)
                         (DISTRIBUTION AND SERVICE FEES)

      The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for the Class C Shares of each Portfolio designated below, a Distribution Fee* and a Service Fee determined by applying the annual rate set forth below as to the Class C Shares of each Portfolio to the average daily net assets of the Class C Shares of the Portfolio for the plan year. Average daily net assets shall be computed in a manner used for the determination of the offering price of the Class C Shares of the Portfolio.


  AIM BOND FUNDS, INC.                           Maximum     Maximum    Maximum
                                               Asset Based   Service   Aggregate
  PORTFOLIO - CLASS C SHARES                  Sales Charge     Fee        Fee
                                              ------------     ---        ---

  INVESCO Tax-Free Bond Fund                      0.75%       0.25%      1.00%
  INVESCO U.S. Government Securities Fund         0.75%       0.25%      1.00%


  AIM COMBINATION STOCK & BOND FUNDS, INC.       Maximum     Maximum    Maximum
                                               Asset Based   Service   Aggregate
  PORTFOLIO - CLASS C SHARES                  Sales Charge     Fee        Fee
                                              ------------     ---        ---

  INVESCO Core Equity Fund                        0.75%       0.25%      1.00%
  INVESCO Total Return Fund                       0.75%       0.25%      1.00%



  AIM COUNSELOR SERIES FUNDS, INC.               Maximum     Maximum    Maximum
                                               Asset Based   Service   Aggregate
  PORTFOLIO - CLASS C SHARES                  Sales Charge     Fee        Fee
                                              ------------     ---        ---

  INVESCO Advantage Health Sciences Fund          0.75%       0.25%      1.00%

  AIM INTERNATIONAL FUNDS, INC. II               Maximum      Maximum    Maximum
                                               Asset Based   Service   Aggregate
  PORTFOLIO - CLASS C SHARES                  Sales Charge     Fee        Fee
                                              ------------     ---        ---

  INVESCO European Fund                           0.75%       0.25%      1.00%
  INVESCO International Blue Chip Value Fund      0.75%       0.25%      1.00%


  AIM MANAGER SERIES FUNDS, INC.                 Maximum     Maximum    Maximum
                                               Asset Based   Service   Aggregate
  PORTFOLIO - CLASS C SHARES                  Sales Charge     Fee        Fee
                                              ------------     ---        ---

  INVESCO Multi-Sector Fund                       0.75%       0.25%      1.00%


  AIM SECTOR FUNDS, INC.                         Maximum     Maximum    Maximum
                                               Asset Based   Service   Aggregate
  PORTFOLIO - CLASS C SHARES                  Sales Charge     Fee        Fee
                                              ------------     ---        ---

  INVESCO Energy Fund                             0.75%       0.25%      1.00%
  INVESCO Financial Services Fund                 0.75%       0.25%      1.00%
  INVESCO Gold & Precious Metals Fund             0.75%       0.25%      1.00%
  INVESCO Health Sciences Fund                    0.75%       0.25%      1.00%
  INVESCO Leisure Fund                            0.75%       0.25%      1.00%
  INVESCO Technology Fund                         0.75%       0.25%      1.00%
  INVESCO Telecommunications Fund                 0.75%       0.25%      1.00%
  INVESCO Utilities Fund                          0.75%       0.25%      1.00%



  AIM STOCK FUNDS, INC.                          Maximum     Maximum    Maximum
                                               Asset Based   Service   Aggregate
  PORTFOLIO - CLASS C SHARES                  Sales Charge     Fee        Fee
                                              ------------     ---        ---

  INVESCO Dynamics Fund                           0.75%       0.25%      1.00%
  INVESCO Mid-Cap Growth Fund                     0.75%       0.25%      1.00%
  INVESCO Small Company Growth Fund               0.75%       0.25%      1.00%



_________________________
* The Distribution Fee is payable apart from the sales charge, if any, as stated in the current prospectus for the applicable Portfolio (or Class thereof).



All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated:  November 3, 2003

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